INTELLECTUAL PROPERTY
DEVELOPMENT AND TRANSFER AGREEMENT

     This Intellectual Property Development and Transfer Agreement (this "Agreement") is made as of Monday, January 10th, 2005 (the "Effective Date"), between MobileGamingNow Inc. (the "Company") and Illuminated Technologies, Inc., a British Columbia corporation (the "Developer").

R E C I T A L S

A. The Company was formed to engage in mobile gaming and gaming technology licensing activities (the "Business Concept"). To implement the Business Concept, the Company desires a software system to be known as the "Mobile Gaming Platform" system, which will provide the Company with their core product to license and operate their Business Concept.

B. The Developer has expertise in developing software generally, and has specific expertise in the software applications the Company desires to include in the "Mobile Gaming Platform" system.

C. The Company and the Developer have agreed to terms and conditions for the purchase of the "Mobile Gaming Platform" system by the Company.

C L A U S E S

     In consideration of the preceding, and the mutual obligations set forth below, the parties agree as follows:

ARTICLE 1
DEFINITIONS

     1.1 Contract Software. For purposes of this Agreement, the term "Contract Software" shall mean all software programs and modules which Developer includes in the Mobile Gaming Platform, Mobile Poker and Mobile Gaming Marketing System including but not limited to all source-codes, object-codes, interfaces, screens, knowledge databases, reports generated, logarithms and media. The Contract Software shall satisfy the specifications identified on attached and incorporated Schedule "A", subject to the Company's approval. The Contract Software shall be capable of all functionality as identified on said Schedule "A". All the Contract Software identified in Schedule "A", whether or not proprietary to the Company, is included in the instant transfer from Developer to the Company.

     1.2 Documentation. For purposes of this Agreement, the term "Documentation" shall mean all user and programming manuals, source codes, flow charts, illustrations, logic diagrams, designs, program notes, drafts, engineering plans, feasibility studies, reports, marketing plans, specifications and all other written documentation concerning the Contract Software and its development and/or use, and/or developmental versions of any of the preceding or the Contract Software.

     1.3 Deliverables. For purposes of this Agreement, the term "Deliverables" shall mean: (i) a fully functional prototype of the Contract Software (the "Prototype") which has been tested and accepted by the Company and is fully debugged, ready for commercialization and capable of facilitating the Business Concept; (ii) all final Contract Software; (iii) all Documentation. The Company will not accept Deliverables which Developer delivers to the Company unless the Prototype is fully capable of performing the functions and specifications identified on Schedule "A" to the Company's satisfaction.

ARTICLE 2
TRANSFERS

     2.1 Grant of exclusive ownership and Use Rights. The Developer sells, grants, conveys and assigns to the Company, exclusively for and throughout the world Internet Gaming markets, in and for all languages (including but not limited to computer and human languages whether now existing or subsequently developed) all the Developer's rights, titles and interests in the Contract Software, including but not limited to all rights of the Developer under all United States federal or state and other "Governmental Authority" intellectual property and other laws, as well as all rights of the Developer as an author or inventor under the laws of any Governmental Authority. The foregoing transfer of rights by the Developer to the Company is all inclusive and without reservation of any right, title, interest or use, whether now existing or subsequently arising.

     2.2 Derivative Works. Developer acknowledges that the Company has the sole right throughout the world and in all languages (human or computer, now or subsequently existing): (i) to prepare derivative works based on the Contract Software, Documents and other Deliverables (collectively "Derivative Works"); (ii) to reproduce, distribute, copy or display the Contract Software, Documents, other Deliverables and Derivative Works and all versions thereof; (iii) to sell or transfer ownership to, or to rent, lease, lend or license the Contract Software, Documents, other Deliverables and Derivative Works; (iv) to exploit through any and all means available the Contract Software, Documents, other Deliverables, Derivative Works and all versions thereof; (v) to authorize others to do any and all of the aforesaid; and (vi) to utilize the Contract Materials and Derivative Works in combination with any other works, in and as part of any collective works, and to do so in any and all forms, including but not limited to using magnetic tapes, hard and floppy disks, compact disk or other digital technology and such solid state forms as exist from time to time, including but not limited to fibre optics, satellite transmissions, ROM chips and printed circuitry. The Developer expressly acknowledges that the Company has the sole and exclusive right to do any and all of the foregoing by all means and via any and all media now or subsequently existing, including but not limited to all computers, peripheral equipment, dedicated machines and other hardware devices and all print media, including books and magazines, motion pictures, radio, video tapes, compact disks, and all broadcast and cable data wire, and/or optic fibre transmission systems and networks, whether now existing or subsequently developed.

     2.3 Grant of Exclusive Rights to Trademarks and Service Marks. The Developer, grants, conveys, transfers, alienates and assigns exclusively to the Company, for and throughout the world and in any and all languages (human or computer) and media, whether now existing or subsequently developed, all the Developer's rights, titles, interests (legal, industrial, commercial, equitable, use, as an author and otherwise) in and to any and all: (i) trademarks and service marks which concern any Contract Materials, whether or not registered, all applications for the same and the right to obtain registered trademarks, service marks or other marks concerning the Contract Materials in or under the laws of any Governmental Authority, including but not limited to the mark "MobilePoker" or any derivation or graphic depiction thereof; (ii) rights to record the transfers made under this Agreement in the United States Patent and Trademark Office or in any other Governmental Authority Office throughout the world; and (iii) rights to sue for and collect damages predicated on past, present or future infringements of the preceding, as well as all other claims and rights to damages associated with the preceding, whether predicated on past, present or future actions or omissions, and whether or not currently known or unknown. The Developer shall not utilize any such marks, names or titles or any variation of the same for any products, technology or services of any nature, shall not authorize and does not have any right to authorize any third person to do so, and shall not incorporate any such marks, names or titles or any marks, names or titles similar thereto in any of Developer's names.

     2.4 Grant of Exclusive Rights to Copyrights and Patents. The Developer, grants, conveys, transfers, alienates and assigns exclusively to the Company, for and throughout the world and in any and all languages (human or computer) and media, whether now existing or subsequently developed, all the Developer's rights, titles and interests (legal, industrial, commercial, equitable, use, as an author or inventor and otherwise) in and to any and all: (i) copyrights and/or patents of any type or nature in the Contract Materials, whether or not registered, all applications for the same and the right to file and register the same in the Company's name or in

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any other name in any Governmental Authority; (ii) all discoveries, improvements and/or inventions conceived or first reduced to practice (as that phrase is used in practice before the United States Patent and Trademark Office) during the Project or otherwise incorporated in any Contract Materials; (iii) rights to record the transfers made under this Agreement in the United States Patent, Trademark and/or Copyright Office and in any other public offices of any Governmental Authorities throughout the world; and (iv) rights to sue for and collect damages predicated on past, present or future infringements of the preceding, as well as all other claims and rights to damages associated with the preceding, whether predicated on past, present or future actions or omissions, and whether or not currently known or unknown.

     2.5 Further Instruments. The Developer shall execute, acknowledge and deliver to the Company, within five (5) days of the Company's request for the same, such further instruments and documents as the Company may request from time to time to facilitate registration of any such filings or to record the transfers made in this Agreement in any public office, or otherwise to give notice or evidence of the Company's exclusive rights to the Contract Materials.

     2.6 No Retained Rights. The Developer's assignment of the Contract Software to the Company under this Agreement constitutes a complete, absolute and exclusive transfer of all rights (legal, industrial, commercial, equitable, use as an author or inventor and otherwise) in the Contract Software, whether currently existing or arising in the future. The Developer does not reserve or retain any right, title or interest in any component of the Contract Software or any trade secrets which concern any Contract Software, except as specifically provided otherwise in Section 6.2 below. The Developer acknowledges and agrees that all the Contract Software constitute the sole, exclusive and confidential property of the Company.

     2.8 Governmental Authority Definitions. For purposes of this Agreement, the following terms shall have the following meanings: (i) the term "United States" shall mean the United States of America, and all geographical territories and subdivisions of the United States of America; (ii) the term "Other Nations" shall mean each country, principality or other independent territory and each subdivision thereof, which is not a part of the United States; (iii) the term "Supra-National Authority" shall mean the European Union, the United Nations, the World Court, the Commonwealth, the North Atlantic Treaty Organization, the General Agreement on Tariffs and Trade, the North American Free Trade Agreement and all other multi-national authorities or treaties which have or may have from time to time jurisdiction over any of the parties to or any performance under this Agreement; and (iv) the term "Governmental Authority" shall mean any subdivision, agency, branch, court, administrative body, legislative body, judicial body, alternative dispute resolution authority or other governmental institution of (A) the United States, (B) any state, municipality, county, parish, subdivision or territory of the United States, (C) all Other Nations, (D) any state, territory, county, province, municipality, parish or other subdivision of any Other Nations, and (E) all Supra-National Authorities.

     2.9 Future Assistance. If the Company desires technical assistance from the Developer concerning the Contract Software following the Developer's delivery to the Company of a fully functional Prototype which the Company accepts, in writing, the Developer agrees to provide such technical assistance to the Company upon payment by the Company of reasonable fees to the Developer, as agreed at the time between the parties. The Developer agrees that any such fees which it charges to the Company in the future shall be no greater than the lowest charge the Developer is then utilizing for any of its customers. The Developer shall provide the Company with all updates, improvements, modifications, discoveries, concepts, know-how, techniques or ideas which Developer develops, either on its own or together with others, following the Effective Date, which concern the Contract Materials or systems similar to or competitive with the Contract Software. The Developer shall assist the Company in adapting such product improvements to the Contract Software.

ARTICLE 3
FEE

     The Company shall pay the Developer a purchase price (the "Fee") of Two Hundred Fifty Thousand U.S. Dollars ($250,000) for the purchase of the Contact Software. The Company shall pay One Hundred

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percent (100%) of such amount on the Effective Date. Developer agrees that the foregoing Fee is fixed, and is not subject to increase unless the Company submits a change order to Developer which materially alters the specifications for the Project. In the event of such change order, the parties shall agree upon an adjustment to the Fee according to the Developer's standard billing rates as identified in Schedule “B”.

ARTICLE 4
DEVELOPER WARRANTIES

     4.1 Authorization. The Developer represents and warrants that it has full power and authority: (i) to enter into this Agreement; (ii) to grant to the Company the rights in the Contract Software set forth in this Agreement; and (iii) to perform all of its obligations under this Agreement. The Developer further represents and warrants that it has taken all corporate action necessary to authorize the preceding.

     4.3 Original Work. The Developer represents and warrants that the Contract Software is wholly original works, solely organized and created by the Developer and that the Developer has not copied or reproduced any other individual's or entity's work, software, codes, documentation, copyrighted material, patented material, patent application or other document or information when developing any of the Contract Software. The Developer has not published all or any portion of the Contract Software in any form or manner prior to the Effective Date. The Developer represents and warrants that the Contract Software does not contain any materials which were obtained in an unlawful fashion or which are in any way unlawful to include within the Contract Software, and that the Developer has not prepared any versions of any Contract Software other than those delivered to the Company under this Agreement. The Developer represents and warrants that no claims of copyright or patent relating to any portion or all of the Contract Software have been submitted to or filed or registered with the United States copyright office or any other public office in any other country throughout the world, whether by the Developer or any third party.

     4.4 No Trademarks. The Developer has not filed or registered any trademark or claim of trademark rights in any Governmental Authority office, nor made any agreement with any third persons with respect to the same, concerning the title or name of the Contract Materials identified in this Agreement. The Developer has not registered or attempted to register any similar title or name.

ARTICLE 5
RESTRICTIVE COVENANTS

     5.1 Purchaser Title Protection. The Developer covenants that it shall not attack, compromise, file suit against or in any manner attempt to vitiate or dispute or commit or fail to take any action which could vitiate or constitute a dispute of any of the Company's rights, titles or interests in any Contract Software. The Developer shall not attempt to develop any Competitive Product based on any Trade Secrets, or through reverse engineering, decompiling, disassembly or any other method.

ARTICLE 6
MISCELLANEOUS

     6.1 No Agency or Partnership. This Agreement does not constitute the parties as the legal representatives, partners or joint venturers of each other for any purpose whatsoever. The parties have no right to create any obligations or responsibilities, express or implied, on behalf or in the name of the other, or to bind the other, legally, beneficially or otherwise.

     6.2 Termination of Agreement. Either party may terminate this agreement with 30 days written notice.

     6.3 No Assignment. The Company may not assign any of its rights, duties or obligations under this Agreement. The Developer may assign this Agreement to any successors.

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     6.4 Notices. All notices concerning this Agreement shall be given in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it, in which case notice shall be deemed given when delivered; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed given four (4) days from the date of its mailing; (iii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed to be given on the date next succeeding the date of its transmission; or (iv) by Facsimile or other telephonic or fibre optic transmission of written characters resulting in hard copy being received by the notified party, in which case the notice shall be deemed given as of the date it is sent.

     6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Developer. This Agreement supersedes any prior understandings, written agreements or oral arrangements between the parties which concerns the subject matter of this Agreement. The terms of this Agreement shall govern if there is any conflict between this Agreement and: (i) any purchase order or invoice which the parties may exchange; and (ii) any other written instrument which concerns or affects the subject matter of this Agreement.

     7.6 Complete Understanding. This Agreement constitutes the complete understanding between the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in a written instrument which both parties sign.

     7.7 Applicable Law. The laws of the Province of British Columbia (other than those pertaining to conflicts of law) shall govern all aspects of this Agreement, irrespective of the fact that one of the parties now is or may become a resident of a different country, and without reference to or inclusion or application of the United Nations Convention on Contracts for the International Sale of Goods, said Convention being expressly excluded in its entirety. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement, and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     7.8 Governing Language and Currency. The English language version of this Agreement shall be the governing and binding version of this Agreement, irrespective of any other language this Agreement may be translated into or performed under. All payments required under and monetary amounts identified in this Agreement shall be United States of America Dollars.

     7.9 Severability. If a court of competent jurisdiction holds that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provisions.

     7.10 Waiver. A party's attempted waiver, consent or authorization of any kind, whether required pursuant to the terms of this Agreement or granted pursuant to any breach or default under this Agreement, shall not be effective or binding upon such party unless the same is in a written instrument which such party has signed. Any such waiver, consent or authorization will be valid solely to the extent specifically set forth in such written instrument. No failure or delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege shall preclude or limit any other or further exercise of such right or the exercise of any other right, remedy, power or privilege with respect to the same or any other matter.

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Agreed at Vancouver (City), B.C. (Province / State),
Canada (Country)
This 10th day of Jan. 2005
Ignition Technologies, Inc. Mobile Gaming Now, Inc. (Company Legal Name)

/s/ Daniel C. Goldman
By: Authorized Signatory

Name of Authorized Signatory: Daniel C. Goldman

Title of Authorized Signatory: CFO

Address: 938 N. 20th Suite B
City: Shoreline Province / State: WA
Fax: 877-471-0422 Phone: 206-533-2252 ext ____

Agreed at Vancouver, BC, Canada, this 10th day of January, 2005

Illuminated Technologies Inc

/s/ Adam J. Morand
By Adam J Morand, President / Director

Illuminated Technologies Inc
855 - 409 Granville Street
Vancouver, B.C. V6C 1T2
Facsimile: (604) 602-7280
Telephone: (604) 488-0226
Mobile: (604) 862 0257

Schedule “A”

Mobile Gaming Platform Description
The Mobile Gaming Platform is a turn-key mobile handset gaming system that facilitates the play of mobile games. Players download and install a game to their mobile handset and login to play.

The system creates an immediate online, interactive website that facilitates an unlimited number of players for games of chance and skill. Licensees of the system are in business from day one instead of spending millions of dollars and months of development time themselves.

The Mobile Gaming Platform supports player, affiliate, licensee, sub-licensee, and licensor management functionality. Additionally, the platform provides full system reports for game activity/usage, web traffic, physical server utilization and error and warning notifications. The game development is done in J2ME and is easily portable to modern handsets used in Asia, North America or Europe today. Supported merchant services include Neteller, PrePaidATM, WireCardTM, and credit card processing for coded and non-coded accounts from an unlimited number of payment service providers.

The entire system is fully integrated, and there are no disparate components, everything operates off of the same database structure allowing for unlimited reporting options as required. Websites, games, backend systems, merchant systems and profile management are all fully integrated.

There are nearly 400 different mobile handsets used in the United States. Game development options are available for any mobile carrier platform that supports J2ME or WAP. PC games and Web games are also easily integrated into this system because of its design.

Mobile Gaming Platform Elements

1. Player Profile Management
a. Registration Form to accept Player membership information and save to the Central Database.
b. Deposit Form to accept Player deposit information and submit to configured payment processing servers and save transaction data to Central Database.
c. Withdraw Form to accept Poker Player withdraw information, save requests to Central Database so information is available to System Administration for fulfilment.
d. Accounting Routines to verify and manage Player membership and transaction data in the database for the primary purpose of ensuring accurate details and system ability to track reverse transactions while maintaining integrity for audit trail / history for all transactions.
2. Game Servers
A game server facilitates the game client and manages all the player transactions.
3. Game Clients
J2ME Client Software for North American Phones. Players in North America on a supported phone platform can download the J2ME client software to their mobile phones and connect to the Game Server.
4. Poker Licensor Management
a. Registration Form to accept Licensor specific information and save to the Central Database.
b. Accounting / Reconciliation Routines to verify and manage Mobile Gaming Platform transaction data in the database for the primary purpose of ensuring accurate details and system ability to track reverse transactions while maintaining integrity for audit trail / history for all transactions.
c. Licensor Reporting

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Profit & Loss Statement. Profit & Loss is total deposits minus total withdraws for a given period; e.g. calendar month or specific date to specific date.
Deposit Report. Deposit Report is total deposits for a given period; e.g. calendar month or specific date to specific date. A deposit is defined as monies committed by Players after they successfully submit the information on the Deposit Form.
Withdraw Report . Withdraw report is all Player withdraw requests for a given period; e.g. calendar month or specific date to specific date.
Website traffic usage
Webalizer manages statistical information on all web traffic. Who visited the websites? Who played the games? Where did they come from? What did they do?
5. Master Licensee Profile Management
a. Registration Form to accept Master Licensee specific information and save to the Central Database. Master Licensee information is different from Licensor and Sub-Licensee in that Licensor owns the license to operate this Mobile Gaming Platform, Master Licensee licenses the right to operate this Mobile Gaming Platform governed by the limitations imposed by the Licensor. The Sub-licensee licenses a further limited license from the Master Licensee to operate this Mobile Gaming Platform. Limitations may include but are not limited to geography, system access, revenue splits/shares, etc...
b. Accounting / Reconciliation Routines to verify and manage Mobile Gaming Platform transaction data in the database for the primary purpose of ensuring accurate details and system ability to track reverse transactions while maintaining integrity for audit trail / history for all transactions.
c. Master Licensee Reporting:
Profit & Loss Statement. Profit & Loss is total deposits minus total withdraws for a given period; e.g. calendar month or specific date to specific date.
Deposit Report. Deposit Report is total deposits for a given period; e.g. calendar month or specific date to specific date. A deposit is defined as monies committed by Players after they successfully submit the information on the Deposit Form.
Withdraw Report . Withdraw report is all Player withdraw requests for a given period; e.g. calendar month or specific date to specific date.
Website traffic usage
Webalizer manages statistical information on all web traffic. Who visited the websites? Who played the games? Where did they come from? What did they do?
6. Sub-Licensee Profile Management
a. Registration Form to accept Sub-Licensee specific information and save to the Central Database. Sub-Licensee information is different from Licensor and Master Licensee in that Licensor owns the license to operate this Mobile Gaming Platform, Master Licensee licenses the right to operate this Mobile Gaming Platform governed by the limitations imposed by the Poker Licensor. The Sub-licensee licenses a further limited license from the Master Licensee to operate this Mobile Gaming Platform. Limitations may include but are not limited to geography, system access, revenue splits/shares, etc...
b. Accounting / Reconciliation Routines to verify and manage Mobile Gaming Platform transaction data in the database for the primary purpose of ensuring accurate details and system ability to track reverse transactions while maintaining integrity for audit trail / history for all transactions.
c. Sub-Licensee Reporting
Profit & Loss Statement. Profit & Loss is total deposits minus total withdraws for a given period; e.g. calendar month or specific date to specific date.
Deposit Report. Deposit Report is total deposits for a given period; e.g. calendar month or specific date to specific date. A deposit is defined as monies committed by Players after they successfully submit the information on the Deposit Form.

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Withdraw Report . Withdraw report is all Player withdraw requests for a given period; e.g. calendar month or specific date to specific date.
Website traffic usage
Webalizer manages statistical information on all web traffic. Who visited the websites? Who played the games? Where did they come from? What did they do?
7. Mobile Poker System Administration
a. Add / Modify / Delete control functions and screens

  Mobile Poker Central Server Administration
  Status reporting screen
  Variable configuration screen
  Mobile Poker Player Administration
  Access to the information screens used by the Players
  Full Listing Report of all system Mobile Poker Players
  Mobile Poker Master Licensee Administration
  Access to the information screens used by Sub-Licensees
  Full Listing Report of all system Mobile Poker Master Licensees
  Mobile Poker Sub-Licensee Administration
  Access to the information screens used by Sub-Licensees
  Full Listing Report of all system Mobile Poker Sub-Licensees

b. Mobile Poker System Reporting

  Mobile Poker Game server usage
  Report on all Game Server usage/access
  Mobile Poker system & servers utilization
  report on all Physical Server usage/access
  Mobile Poker error & warning reports (configured notifications)
  Email & SMS messages to notify administrators of system activity

Mobile Poker

1. Texas Holdem Mobile Poker Game

  Unlimited tables for up to six players at a table
  Automatic deal and blind determinations and settings
  Continuous play from the pre-flop to the show down with basic Call, Raise and Fold functions.
  Easy-to-set rake schedules
  Player lobby for all basic functions
  Online Cashier Interface for player deposit and withdraws

2. Custom Texas Holdem Game Server

  Customized rake schedule
  Customize game rules
  Set player account variables
  Set betting and player bonus variables

3. Internal gaming modules to operate the system

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  Player database and licensee admin login
  Texas Holdem Mobile Poker Game
  Cashier Module
  Master Report
  Licensee Report

Mobile Gaming Marketing System (MGMS)
The Mobile Gaming Marketing System is an Internet website system for building and deploying effective marketing-driven websites for gaming. With MGMS, companies can create effective websites that target markets, create new leads, generate sales and provide customer service. Using key concepts from the Content Management System (CMS) field, MGMS is a modular system with easy-to-use content publishing tools. Companies don’t need to have webmasters on staff.

The Mobile Gaming Marketing is a hosted program so there are no applications to purchase, setup and manage. A company with an MGMS site can focus on building compelling content and marketing a website for customer acquisition and e-commerce.

1. Core Modules. The Core Tab contains the most used modules of the MGMS content system. It includes:
DesignMaster. Uploading images
Issue Tracking. Creating, viewing and assigning project issues
Menu Manager. Managing menu items
OCMail. Email Program for opt-in or opt-out email campaigns
Pagemaster. WYSIWYG Editor for adding and changing web pages instantly
QuickDesign. Change page and text color
OpportunityCode Site Content Tab
2. Site Content Tab. The Site Content Tab includes a variety of user modules to improve the performance of a site.
Announcement. Post announcements to a page
Bulletin Board. A bulletin board for chatting amongst users
Content Rotator. Scheduling page rotation in a site
External Links. Internal site linking out
Form Generator. Generating forms and placing on the site to collect information
Issue Tracking. Creating, viewing and assigning project issues
Link to Us. Allow other sites to link in to you.
Photo Album. Creating a photo album on a site
Site Map. Creating an automated site plan
MChamber. MChamber is a program to combine several related websites together into one link page so visitors can find information quicker. It's similar to an Auto Mall concept.
Webstatistics Report. Complete statistics on site traffic
3. Administration Tab
The Administration Tab includes the following:
1. Layout Administration. This module allows the user to move items such as images, navigation and text blocks around a page.
2. User Administration. This module manages the site users. New users can be added and passwords can be managed.

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